UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[x]     Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to ss.240.14a-12

                            GALAXY ENERGY CORPORATION
                (Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[x]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

        1) Title of each class of securities to which transaction applies:______

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           pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):___________
           _____________________________________________________________________

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        5) Total fee paid:______________________________________________________

[ ]     Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:______________________________________________

        2) Form, Schedule or Registration Statement No.:________________________

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        4) Date Filed:__________________________________________________________

                            GALAXY ENERGY CORPORATION
                          1331 - 17TH STREET, SUITE 730
                             DENVER, COLORADO 80202

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 21, 2004

To the Shareholders of Galaxy Energy Corporation:

         A special meeting of shareholders of Galaxy Energy Corporation, a Colorado corporation (the "Company"), will be held on Thursday, October 21, 2004, at __:__ _.m., local time, at _______________________________________, for the following purposes:

         1. To consider and vote upon a proposal to amend the Company's 2003 Stock Option Plan to increase from 3,500,000 to 6,500,000 the aggregate number of shares of Common Stock authorized for issuance under the Plan;

         2. To consider and vote upon a proposal to approve the issuance of shares of Common Stock upon conversion of the Company's issued or issuable convertible notes, in lieu of cash payments on the convertible notes, and upon the exercise of the Company's issued or issuable warrants, to the extent that such issuance would require shareholder approval under the rules of the American Stock Exchange;

         3. To consider and vote upon a proposal to amend the Articles of Incorporation of the Company to increase from 100,000,000 to 400,000,000 the number of authorized shares of Common Stock; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed September 21, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such shareholders will be available for examination at the offices of the Company in Denver, Colorado, during ordinary business hours for a period beginning September 23, 2004 and continuing through the meeting.

         All shareholders are cordially invited to attend the meeting. SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED. If a shareholder who has returned a proxy attends the meeting in person, such shareholder may revoke the proxy and vote in person on all matters submitted at the meeting.

                                 By order of the Board of Directors,


                                 Marc E. Bruner
                                 President and Chief Executive Officer

Denver, Colorado
September __, 2004

                            GALAXY ENERGY CORPORATION
                          1331 - 17TH STREET, SUITE 730
                             DENVER, COLORADO 80202

               PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 21, 2004


                                  INTRODUCTION

         The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company for use at a special meeting of shareholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The approximate date on which this proxy statement and the accompanying proxy were first sent to shareholders of the Company is September 21, 2004.

         Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If no direction is indicated, the shares will be voted for the three proposals described in the foregoing notice.

         The Board of Directors is not aware of any other matter to be presented for consideration at the meeting. If any other matter is properly presented for action at the meeting, the proxy holders will vote the proxies in accordance with their best judgment in such matters. The proxy holders may also, if it is deemed to be advisable, vote such proxies to adjourn the meeting or to recess the meeting from time to time.

         Any shareholder of the Company returning a proxy has the right to revoke the proxy at any time before it is exercised by giving written notice of such revocation to the Company addressed to Richard E. Kurtenbach, Vice President - Administration, Galaxy Energy Corporation, 1331 - 17th Street, Suite 730, Denver, Colorado 80202; however, no such revocation shall be effective until such notice of revocation has been received by the Company at or prior to the meeting.


                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

         Only holders of record of Common Stock at the close of business on September 21, 2004, the record date for the meeting, are entitled to notice of and to vote at the meeting or any adjournment(s) thereof. The presence of a majority of the Common Stock outstanding on the record date is necessary to constitute a quorum. On the record date for the meeting, there were issued and outstanding 58,817,509 shares of Common Stock. At the meeting, each shareholder of record on the record date will be entitled to one vote for each share registered in such shareholder's name on the record date. The Articles of Incorporation of the Company deny cumulative voting rights. The following table provides certain information as to the share ownership of officers and directors individually and as a group, and the holders of more than 5% of the our Common Stock as of September 21, 2004:

                                                          AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)<F1>              BENEFICIAL OWNERSHIP               PERCENT OF CLASS (2)<F2>

Marc A. Bruner                                              12,628,354 (3)<F3> (4)<F4>             21.4%
29 Blauenweg
Metzerlen, Switzerland 4116


Galaxy Energy Corporation Proxy Statement - Page 1

                                                          AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)<F1>              BENEFICIAL OWNERSHIP               PERCENT OF CLASS (2)<F2>

Resource Venture Management                                  5,222,729 (4)<F4>                      8.9%
29 Blauenweg
Metzerlen, Switzerland 4116

Bruner Group, LLP                                            4,500,000 (4)<F4>                      7.7%
1775 Sherman Street #1375
Denver, Colorado 80203

DL Family Partnership                                        3,000,000                              5.1%
P.O. Box 656
Casper, Wyoming 82602

Marc E. Bruner                                               1,612,500 (4)<F4>(5)<F5>               2.7%

Carmen Lotito                                                1,075,000 (4)<F4>(6)<F6>               1.8%

Dr. James Edwards                                              127,500 (7)<F7>                       *

Robert Thomas Fetters, Jr.                                     107,500 (8)<F8>                       *

Thomas W. Rollins                                              107,500 (8)<F8>                       *

Nathan C. Collins                                              107,500 (8)<F8>                       *

Cecil D. Gritz                                                  93,750 (9)<F9>                       *

Richard E. Kurtenbach                                           56,250 (10)<F10>                     *

Gerri Baratz                                                    18,750 (11)<F11>                     *

All officers and directors as a group (9 persons)            3,306,250 (12)<F12>                    5.5%
*less than one percent (1%)
--------------

(1)<F1> To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(2)<F2> This table is based on 58,817,509 shares of Common Stock outstanding as of September 21, 2004. If a person listed on this table has the right to obtain additional shares of Common Stock within sixty (60) days from September 21, 2004, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(3)<F3> Included in Mr. Bruner's share ownership are shares owned of record by Resource Venture Management and Bruner Group, LLP. Mr. Bruner is a control person of both these entities. Also included in Mr. Bruner's share ownership are 203,390 shares issuable upon exercise of warrants.

(4)<F4> This shareholder has signed a lock-up agreement restricting the sale or transfer of one-half of the shares owned until September 24, 2004 and the remaining half until March 24, 2005.

(5)<F5>   Includes 112,500 shares issuable upon exercise of stock options.

(6)<F6>   Includes 75,000 shares issuable upon exercise of stock options.

(7)<F7>   Includes 127,500 shares issuable upon exercise of stock options.

(8)<F8>   Includes 107,500 shares issuable upon exercise of stock options.


Galaxy Energy Corporation Proxy Statement - Page 2


(9)<F9>   Includes 93,750 shares issuable upon exercise of stock options.

(10)<F10> Includes 56,250 shares issuable upon exercise of stock options.

(11)<F11> Includes 18,750 shares issuable upon exercise of stock options.

(12)<F12> Includes 806,250 shares issuable upon exercise of stock options.

CHANGES IN CONTROL

         There are no agreements known to management that may result in a change of control of our company.


                        VOTING PROCEDURES AND TABULATION

         The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast for, against or abstained from the three proposals described in the foregoing notice.

         The proposals to amend the Company's Stock Option Plan and to issue shares of Common Stock upon the conversion of convertible notes and upon the exercise of warrants to the extent such issuance would require shareholder approval under the rules of the American Stock Exchange must be approved by a majority of the shares of Common Stock present or represented and voting on the applicable proposal at the meeting. If a shareholder abstains from voting on this proposal, it will have the same effect as a vote cast "AGAINST" such proposal.

         Votes cast in favor of the amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock must exceed votes cast against such amendment for the amendment to be approved by the shareholders. If a shareholder abstains from voting on this proposal, it will not have any effect.

         If the Company receives a signed proxy card with no indication of the manner in which shares are to be voted on a particular proposal, such shares will be voted in accordance with the recommendation of the Board of Directors for such proposal.

         Brokers who hold shares in street name only have the authority to vote on certain items when they have not received instructions from beneficial owners. Any "broker non-votes" will have no effect on the proposal regarding amendment of the Articles of Incorporation, but would have the same effect as a vote cast "AGAINST" the proposals regarding amendment of the Stock Option Plan and issuance of shares.



Galaxy Energy Corporation Proxy Statement - Page 3

                    QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q. WHAT PROPOSALS ARE SHAREHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING SPECIAL MEETING?

A. Shareholders will vote upon a proposal to amend the Company's 2003 Stock Option Plan to increase from 3,500,000 to 6,500,000 the aggregate number of shares of Common Stock authorized for issuance under such plan. The Company is also seeking approval to issue Common Stock at a price below the greater of the Common Stock's book or market value on August 19, 2004 upon the conversion of or in lieu of cash payments on the convertible notes and the exercise of the warrants, each of which were or may be issued pursuant to the terms of a Securities Purchase Agreement entered into on August 19, 2004, to the extent such issuance equals or exceeds 20% of the Company's outstanding Common Stock before the issuance of the convertible notes and warrants on August 19, 2004. Finally, the Company is seeking approval to amend the Articles of Incorporation of the Company to increase from 100,000,000 to 400,000,000 the number of authorized shares of Common Stock.

Q.       WHY IS THE COMPANY PROPOSING TO AMEND THE STOCK OPTION PLAN?

A. The purposes of the Company's 2003 Stock Option Plan are to attract and retain the best available individuals for positions of substantial responsibility, to provide additional incentive to such individuals, and to promote the success of the Company's business by aligning the financial interests of employees and consultants providing personal services to the Company or its affiliates with long-term shareholder value. As of August 12, 2004, options for all of the 3,500,000 shares authorized for issuance under the Stock Option Plan had been granted. The Company is seeking approval to amend the Stock Option Plan to increase from 3,500,000 to 6,500,000 the number of shares of Common Stock authorized for issuance thereunder so that it may continue to use the Stock Option Plan to provide an incentive to the employees of the Company and its subsidiaries, which would align the interests of the employees with the objectives of the shareholders.

Q. WHY IS THE COMPANY SEEKING SHAREHOLDER APPROVAL TO ISSUE COMMON STOCK UPON THE CONVERSION OF OR IN LIEU OF CASH PAYMENTS ON THE CONVERTIBLE NOTES AND EXERCISE OF WARRANTS TO THE EXTENT SUCH ISSUANCE EQUALS OR EXCEEDS 20% OF THE COMPANY'S OUTSTANDING COMMON STOCK?

A. The Company is applying for listing of its Common Stock on the American Stock Exchange ("AMEX"). The AMEX rules require shareholder approval for any sale, issuance, or potential issuance of stock at a price below the greater of the book or market value, where the amount of stock being issued or potentially issuable is equal to or in excess of 20% of the common stock or outstanding before the issuance. Because of this rule, the Company is seeking approval to issue Common Stock upon the conversion of or in lieu of cash payments on the convertible notes and the exercise of the warrants to the extent such issuance would equal or exceed 20% of the Company's outstanding Common Stock before the issuance of the convertible notes and warrants. If due to the 20% AMEX limitation the Company is unable to issue sufficient shares of Common Stock to satisfy exercise of the warrants, conversion of the convertible notes, or payments required on the convertible notes that the Company cannot satisfy in cash, the Company would, in the case of the convertible notes, be in default and subject to penalties, and, in the case of the warrants, be subject to an obligation to redeem that portion of the warrants with respect to which shares cannot be issued.


Galaxy Energy Corporation Proxy Statement - Page 4

Q.       WHY WAS THE PRIVATE PLACEMENT DONE?

A. The Company issued $15 million in convertible notes and related warrants in August 2004 and plans to issue the $5 million of additional convertible notes in the near future (subject to the prior satisfaction of certain conditions) to fund the Company's coal bed methane development program in the Powder River Basin of Wyoming. More specifically, the funds will be used to drill 108 new wells and to complete and connect these and 75 existing wells on the Company's Leiter Area, Pipeline Ridge and Tower (West Recluse and Glasgow) properties.

Q.       WHAT HAPPENS IF THE SECOND PROPOSAL IS APPROVED?

A. If the second proposal is approved, then the owners of the convertible notes may, at their option, convert their convertible notes into Common Stock, and they may exercise their warrants for Common Stock, even if the number of shares issued equals or exceeds 20% of the Company's outstanding Common Stock before the issuance of the convertible notes and warrants. Since the initial conversion price of the convertible notes by the holders is $1.87 per share and the initial exercise price of the warrants is $1.54 per share, the aggregate percentage of Common Stock for which they would be convertible or exercisable could exceed the 20% threshold.

Q.       WHAT IF THE SECOND PROPOSAL IS NOT APPROVED?

A. If the second proposal does not receive shareholder approval, and if the issuance equals or exceeds 20% of the Company's outstanding Common Stock before the issuance of the convertible notes and warrants, then the Company may be required to redeem for cash the portion of the convertible notes and the portion of the warrants that is not convertible or exercisable due to such 20% limitation. If the Company does not have sufficient cash at such time to effect a redemption, the Company will default on its obligations under the convertible notes and warrants.

Q. CAN THE CONVERSION OF THE CONVERTIBLE NOTES AND THE EXERCISE OF THE WARRANTS ALLOW THE INVESTORS TO OBTAIN CONTROL OF THE COMPANY?

A. No. The terms of the convertible notes and the warrants prohibit the conversion of any principal under the convertible notes or the exercise of any warrants which, after giving effect to such conversion or exercise, would cause a note or warrant holder and its affiliates to beneficially own at any time more than 4.99% of the outstanding Common Stock of the Company. Accordingly, no note or warrant holder could ever obtain control of the Company through conversion of the convertible notes or exercise of the warrants.

Q. WHY DOES THE BOARD OF DIRECTORS RECOMMEND AMENDING THE ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE ITS AUTHORIZED COMMON STOCK?

A. The total of the number of outstanding shares and the number of shares issuable upon conversion of the notes and exercise of outstanding options and warrants is approaching 100,000,000, which is the number of shares of Common Stock presently authorized. The proposed amendment would increase the number of authorized shares to 400,000,000 to accommodate the anticipated future growth of the Company.


Galaxy Energy Corporation Proxy Statement - Page 5

               PROPOSAL 1 - TO APPROVE AMENDMENT TO THE COMPANY'S
                                STOCK OPTION PLAN

         The Company's 2003 Stock Option Plan (the "Stock Option Plan") was adopted by the Board of Directors as of March 13, 2003. The Stock Option Plan has been approved by the Company's shareholders. On August 12, 2004, the Board of Directors adopted, subject to shareholder approval, an amendment to the Stock Option Plan to increase from 3,500,000 to 6,500,000 the number of shares of Common Stock authorized for issuance thereunder. A copy of the Stock Option Plan, as amended, may be obtained upon written request to the Company at the address listed on the front page of this Proxy Statement.

         As of August 12, 2004, options for all of the 3,500,000 shares authorized for issuance under the Stock Option Plan had been granted as set forth below:

--------------------------------------------------------------------------------------------------------------------
                                                                 EXERCISE    EXPIRATION
                     GRANTEE                           NUMBER      PRICE        DATE               VESTING
--------------------------------------------------------------------------------------------------------------------
Marc E. Bruner                                          750,000    $2.64     04/06/2014      Quarterly over 5 years
--------------------------------------------------------------------------------------------------------------------
All executive officers as a group                     2,375,000    $2.64     04/06/2014      Quarterly over 5 years
--------------------------------------------------------------------------------------------------------------------
All directors who are not executive officers as          60,000    $1.00     05/15/2013      Immediate
a group                                                 180,000    $3.51     03/02/2014      Immediate
                                                         60,000    $2.24     06/25/2014      Immediate
                                                        190,000    $1.30     08/12/2014      Immediate
--------------------------------------------------------------------------------------------------------------------
Thomas G. Fails                                          75,000    $1.55     07/01/2014      Immediate
                                                        250,000    $1.55     07/01/2014      Quarterly over 5 years
--------------------------------------------------------------------------------------------------------------------
Dirk Tromp                                              250,000    $1.50     04/28/2014      Quarterly over 5 years
--------------------------------------------------------------------------------------------------------------------
All employees or consultants who are not                 50,000    $1.50     04/28/2014      Quarterly over 1 year
executive officers                                       10,000    $1.30     08/12/2014      Quarterly over 1 year
--------------------------------------------------------------------------------------------------------------------

         The purposes of the Stock Option Plan are to attract and retain the best available individuals for positions of substantial responsibility, to provide additional incentive to such individuals, and to promote the success of the Company's business by aligning the financial interests of employees and consultants providing personal services to the Company or its affiliates with long-term shareholder value. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE STOCK OPTION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

DESCRIPTION OF THE STOCK OPTION PLAN AS AMENDED BY THE PROPOSED AMENDMENT

         The following is a summary of the Stock Option Plan incorporating the proposed amendment and is qualified in its entirety by reference to the full text of the Stock Option Plan as set forth in Appendix A to this proxy statement.

         GENERAL. Stock options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code ("Code"), or non-statutory options.

         ADMINISTRATION. The Plan is administered by the Compensation Committee of the board of directors (the "Committee").

         PLAN BENEFITS. Because benefits under the Plan will depend on the Committee's actions and the fair market value of Common Stock at various future dates, it is not possible to determine the benefits that will be received by officers and other employees if the Plan is approved by the shareholders.


Galaxy Energy Corporation Proxy Statement - Page 6

         ELIGIBILITY. Incentive stock options may be granted only to employees of the Company or its subsidiaries. Non-statutory stock options may be granted under the Plan to employees, advisors and consultants of the Company, its affiliates and subsidiaries, as well as to persons to whom offers of employment as employees have been granted. The Committee, in its discretion, will select the individuals to whom options will be granted, the time or times at which such options are granted, and the number of shares subject to each grant.

         SHARES SUBJECT TO THE PLAN. The Company may grant optionees from time to time options to purchase an aggregate of up to 6,500,000 shares of Common Stock. As of the date of this Proxy Statement, options to purchase 3,500,000 have been granted.

         LIMITATIONS. The Plan provides that the maximum aggregate number of Company common shares underlying all options to be granted to any one person may not exceed 60% of authorized options.

         TERMS AND CONDITIONS OF OPTION GRANTS. Each option is to be evidenced by an option agreement between the Company and the individual optionee and is subject to the following additional terms and conditions:

                  EXERCISE PRICE. The Committee will determine the exercise price for the shares of Common Stock underlying each option at the time the option is granted. The exercise price for shares under an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value price for a share of Company Common Stock underlying each option is the closing price per share on the date the option is granted.

                  EXERCISE OF OPTION; FORM OF CONSIDERATION. The Committee will determine when options become exercisable. The means of payment for shares issued upon exercise of an option will be specified in each option agreement. The Plan permits payment to be made by cash, check, broker assisted same day sales, and by delivery of other shares of Company stock which they have owned for six (6) months or more as of the exercise date.

                  TERM OF OPTION. The term of an option may be no more than ten
         (10) years from the date of grant. No option may be exercised after the expiration of its term.

                  TERMINATION OF OPTION EXERCISE PERIOD. Unless otherwise expressly provided in any option agreement, the unexercised portion of any option granted to an optionee shall automatically terminate one year after the date on which the optionee's employment or service is terminated for any reason, other than by reason of cause, voluntary termination of employment or service by the optionee, or the optionee's death. Options shall terminate immediately upon the termination of an optionee's employment for cause or 30 days after the voluntary termination of employment or service by the optionee. If an optionee's employment or consulting relationship terminates as a result of his or her death, then all options he or she could have exercised at the date of death, or would have been able to exercise within the following year if the employment or consulting relationship had continued, may be exercised within the one year period following the optionee's death by his or her estate or by the person who acquired the exercise right by bequest or inheritance.

                  NONTRANSFERABILITY OF OPTIONS. Options granted under the Plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee, except that a non-statutory stock option may be transferred to a


Galaxy Energy Corporation Proxy Statement - Page 7 family member or trust for the benefit of a family member if the Committee's prior written consent is obtained.

                  OTHER PROVISIONS. An option agreement may contain other terms, provisions, and conditions not inconsistent with the Plan, as may be determined by the Committee.

         REDEMPTION OF SHARES BY THE COMPANY. The Company has the right to redeem any shares issues to any optionee upon exercise of the option granted to him under the Plan immediately upon the termination of optionee's employment or service arising from disability, the death of the optionee, the voluntary termination of employment or services of the optionee, or the termination of employment or services of the optionee for cause. The redemption price is the fair market value of the shares on the date of the event of redemption.

         ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER OR SALE OF ASSETS. In the event that the Company's stock changes by reason of any stock split, dividend, combination, reclassification or other similar change in the Company's capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option outstanding under the Plan, and the exercise price for shares subject to any such outstanding option.

         In the event of a merger in which the Company's shareholders immediately before the merger own 50% or more of the issued and outstanding shares of stock of the resulting entity after the merger, then existing options shall automatically convert into options to receive stock of the resulting entity. Unless otherwise expressly provided in any option, the Committee in its sole discretion may cancel, effective upon the date of the consummation of any change of control, any option that remains unexercised on such date.

         AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend, alter, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the Plan to the extent necessary and desirable to comply with applicable laws. No such action by the Board or shareholders may alter or impair any option previously granted under the Plan without the written consent of the optionee. The Plan shall remain in effect until terminated by action of the Board or operation of law.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE STOCK OPTION PLAN

         The federal income tax consequences to the Company and its employees of options granted under the Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the Plan. Recipients of options granted under the Plan should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

         As noted above, options granted under the Stock Plan may be either incentive stock options or non-qualified stock options. Incentive stock options are options which are designated as such by the Company and which meet certain requirements under Section 422 of the Code and the regulations thereunder. Any option that does not satisfy these requirements will be treated as a non-qualified stock option.

         INCENTIVE STOCK OPTIONS. If an option granted under the Stock Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be allowed a deduction for federal tax purposes. Upon a sale of the shares, the tax


Galaxy Energy Corporation Proxy Statement - Page 8 treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

         If an optionee exercise an incentive stock option and does not dispose of the shares received within two years after the date such option was granted or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction.

         If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the exercise price, or (2) the amount realized on the disposition minus the exercise price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. (However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income.) The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option. In the event of a disqualifying disposition, the Company may withhold income taxes from the optionee's compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition.

         The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability. The excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

         In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of an incentive stock option. However, in the event an optionee sells or otherwise disposes of stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

         NONQUALIFIED STOCK OPTIONS. Nonqualified stock options granted under the Stock Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal income tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

         The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.


Galaxy Energy Corporation Proxy Statement - Page 9

         In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

EXECUTIVE COMPENSATION

         The following table sets forth information about the remuneration of our chief executive officers for the last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------
                                                                          LONG TERM COMPENSATION
                                                                  -------------------------------------
                                ANNUAL COMPENSATION                         AWARDS             PAYOUTS
                ---------------------------------------------------------------------------------------
                                                                                SECURITIES
                                                        OTHER      RESTRICTED     UNDER-
    NAME AND                                            ANNUAL        STOCK        LYING        LTIP      ALL OTHER
    PRINCIPAL                                         COMPENSA      AWARD(S)     OPTIONS/      PAYOUTS    COMPENSA
    POSITION        YEAR     SALARY ($)    BONUS ($)   -TION($)        ($)       SARS (#)        ($)       -TION($)
-------------------------------------------------------------------------------------------------------------------
 Marc E. Bruner     2003      $72,000        -0-          -0-          -0-          -0-          -0-          -0-
  President (1)<F1> 2002      $47,000        -0-          -0-          -0-          -0-          -0-          -0-
-------------------------------------------------------------------------------------------------------------------
   Gregory C.       2002        -0-          -0-          -0-          -0-          -0-          -0-          -0-
     Burnett        2001        -0-          -0-          -0-          -0-          -0-          -0-          -0-
  President (2)<F2>
-------------------------------------------------------------------------------------------------------------------
---------------

(1)<F1> Mr. Bruner has been the President from November 13, 2002. The salary shown above includes consulting fees paid to Mr. Bruner.

(2)<F2>  Mr. Burnett was the President from December 17, 1999 to November 13,
         2002.

         During the last fiscal year, there were no grants of stock options, stock appreciation rights, benefits under long-term incentive plans or other forms of compensation involving our officers. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance.

DIRECTOR COMPENSATION

         From April 1, 2003 through February 29, 2004, we paid our two outside directors a stipend of $1,500 per month. On May 15, 2003, we also granted each of them options to purchase 60,000 shares at $1.00 per share, exercisable through May 15, 2013. One-third of these options vests each year beginning May 15, 2004.

         Beginning March 1, 2004, we pay our outside directors $2,500 per month, plus an additional $500 per month for each committee on which they serve. Outside directors were also granted 60,000 stock options, which vested immediately and are exercisable through March 2, 2014 at $3.51 per share. Each January 1, beginning January 1, 2005, we will grant our outside directors options to purchase 60,000 shares of Common Stock, which shall vest immediately and be exercisable for ten years at the market price as of date of grant.



Galaxy Energy Corporation Proxy Statement - Page 10

         PROPOSAL 2 - TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK
       UPON CONVERSION OF THE CONVERTIBLE NOTES, IN LIEU OF CASH PAYMENTS
         ON THE CONVERTIBLE NOTES, AND UPON THE EXERCISE OF THE WARRANTS
         TO THE EXTENT SUCH ISSUANCE WOULD REQUIRE SHAREHOLDER APPROVAL
                 UNDER THE RULES OF THE AMERICAN STOCK EXCHANGE

         On August 19, 2004, the Company issued in a private placement $15 million of secured convertible notes initially convertible by the holders into 8,021,390 shares of Common Stock and warrants initially exercisable for 5,194,806 shares of Common Stock. These investors have agreed to purchase, and the Company has agreed to sell, an additional $5 million of secured convertible notes (with substantially the same terms) upon approval of this proposal and subject to satisfaction of certain customary closing conditions. These additional notes would be initially convertible by the holders into 2,673,797 shares of Common Stock (based on the current conversion price of the existing convertible notes). The initially issued convertible notes and the additional convertible notes that may be issued will be referred to in this proxy statement as the convertible notes. Under the terms of the convertible notes, the Company may make certain payments of principal and interest through the issuance of Common Stock in partial conversion of the notes. Under the terms of the warrants, once the Company's Common Stock trades at or above 150% of the warrant exercise price for any 20 consecutive trading days, the holder would automatically be required to exercise its warrants for cash. The holder would then receive back the same number of replacement warrants having substantially the same terms as the initial warrants, but at a new warrant exercise price at a 15% premium to the then current price. In addition, once the Company's Common Stock trades at or above 150% of the warrant exercise price, the holders may exercise their warrants for cash and receive replacement warrants, but at a new warrant exercise price at approximately a 15% premium to the then current price of the Common Stock. The initial warrants and any additional warrants issued in replacement of such warrants are referred to in this proxy statement as the warrants. The issuance of shares of Common Stock upon the conversion of or in lieu of cash payments on the convertible notes and upon the exercise of the warrants under certain circumstances could equal 20% or more of the Company's Common Stock outstanding (calculated as of the date prior to the date the Securities Purchase Agreement was entered into, or August 19, 2004).

         The Company is applying for listing of its Common Stock on the American Stock Exchange ("AMEX"). The AMEX rules require shareholder approval for any sale, issuance, or potential issuance of stock at a price that is below the greater of the book or market value, where the amount of stock being issued is at least 20% of the outstanding common stock (calculated as of the date prior to the date the Securities Purchase Agreement was entered into, or August 19,
2004). Because under certain circumstances conversion of the convertible notes and exercise of the warrants could result in the issuance of Common Stock below the book value or market price and because of this rule and a related contractual commitment by the Company to the purchasers of the convertible notes and warrants, the Company is seeking shareholder approval to issue Common Stock upon the conversion of or in lieu of cash payments on the convertible notes and the exercise of the warrants to the extent such issuance equals or exceeds 20% of the Company's outstanding Common Stock (calculated as of the date prior to the date the Securities Purchase Agreement was entered into, or August 19,
2004). THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF THE COMPANY'S OUTSTANDING CONVERTIBLE NOTES, IN LIEU OF CASH PAYMENTS ON THE CONVERTIBLE NOTES, AND UPON THE EXERCISE OF THE WARRANTS TO THE EXTENT SUCH ISSUANCE WOULD REQUIRE SHAREHOLDER APPROVAL UNDER THE AMEX RULES. Set forth below is certain information with respect to the issuance of the convertible notes and the warrants.


Galaxy Energy Corporation Proxy Statement - Page 11

REASON FOR ISSUANCE OF CONVERTIBLE NOTES AND WARRANTS

         The Company issued $15 million of the convertible notes and related warrants in August 2004 and plans to issue the $5 million of additional convertible notes in the near future to fund the Company's coal bed methane development program in the Powder River Basin of Wyoming. More specifically, the funds will be used to drill 108 new wells and to complete and connect these and 75 existing wells on the Company's Leiter Area, Pipeline Ridge and Tower (West Recluse and Glasgow) properties.

PRINCIPAL TERMS OF CONVERTIBLE NOTES AND WARRANTS

         $15 million in principal amount of convertible notes were issued on August 19, 2004. They have a term of 24 months and bear interest at the prime rate plus 7.25%, adjusted quarterly. If the additional $5 million of notes are issued, all of the convertible notes will have a term of 30 months. The Company's obligation to pay interest on the convertible notes begins on January 14, 2005 and the Company's obligation to pay principal and interest under the convertible notes begins March 1, 2005. The Company may meet its payment obligations under the convertible notes in either cash or by issuing Common Stock through mandatory conversions, provided certain conditions are met. The Company also has the right under specified circumstances to make voluntary prepayments of all or any portion of the outstanding principal under the convertible notes. The note holders have the right at any time to convert the convertible notes into shares of Common Stock of the Company at an initial conversion price of $1.87 (subject to adjustment to prevent dilution), which was 140% of the average of the volume weighted average price of the Common Stock for the 20 consecutive trading days immediately preceding August 19, 2004. All of the convertible notes, excluding accrued interest, are initially convertible into 10,695,187 shares of Common Stock (the "Initial Conversion Shares"). This number of conversion shares is subject to adjustment from time to time upon the occurrence of certain events described in the convertible notes. The terms of the convertible notes prohibit the conversion of any principal in excess of that amount of principal which, after giving effect to such conversion, would cause a note holder and its affiliates to beneficially own at any time more than 4.99% of the outstanding Common Stock of the Company.

         The warrants were also issued on August 19, 2004. They may be exercised for a term of three years. The number of shares of Common Stock of the Company initially issuable upon exercise of the warrants is 5,194,806 shares at an initial per share exercise price of $1.54. Both the number of warrant shares and the exercise price are subject to adjustment from time to time upon the occurrence of certain events described in the warrants.

         In connection with the issuance of the convertible notes and the warrants, the Company also entered into a registration rights agreement under which it is required to register 110% of the number of shares of Common Stock issuable upon exercise of the warrants and 175% of the greater of (i) the number of shares of Common Stock issuable upon conversion of the convertible notes, at an assumed conversion price approximately equal to the market price of the Common Stock and (ii) the Initial Conversion Shares.

WHY THE COMPANY NEEDS SHAREHOLDER APPROVAL

         In accordance with Section 713 of the AMEX Company Guide, which requires shareholder approval for the sale, issuance, or potential issuance of common stock (or securities convertible into, or exercisable for, common stock) representing 20% or more of an issuer's common stock or voting power outstanding before such issuance at a price below the greater of the common stock's book or market value, and under the terms of the agreement pursuant to which the Company sold the convertible notes and the warrants, the Company is soliciting shareholder approval of the issuance of shares of Common


Galaxy Energy Corporation Proxy Statement - Page 12

Stock upon conversion of, or in lieu of cash payments on, the convertible notes and exercise of the warrants, to the extent such issuance would equal or exceed 20% of the Company's outstanding Common Stock before the issuance of the convertible notes and warrants. If the Company obtains shareholder approval, there is no limit over time on the number of shares that could be issued upon conversion of, or in lieu of cash payments on, the convertible notes and exercise of the warrants, and such issuance of shares of Common Stock will no longer be subject to shareholder approval under Section 713 of the AMEX Company Guide. If the Company does not obtain shareholder approval and in the event the Company's Common Stock is listed on the American Stock Exchange (and its shareholder approval requirement is applied to this issuance), the Company will not be obligated to issue any shares representing 20% or more of the outstanding Common Stock prior to the issuance of the convertible notes and warrants due to restrictions relating to Section 713. If the Company does not obtain the shareholder approval, the investors would not be obligated to acquire the $5 million of additional convertible notes. The holders would, however, have the right under such circumstances to require the Company to redeem in cash the portion of the remaining balance of the convertible notes and the portion of the warrants with respect to which shares cannot be issued, but there is no assurance that the Company would have sufficient cash at such time to effect the redemption. If the shareholders do not approve this proposal, and the Company does not have sufficient cash at such time to effect a redemption, the Company will default on its obligations under the convertible notes and warrants.

PROVISIONS OF THE CONVERTIBLE NOTES AND WARRANTS THAT COULD RESULT IN THE ISSUANCE OF SHARES

         Both the convertible notes and the warrants contain a number of provisions that could require or result in the issuance of, respectively, more than 10,695,187 shares of Common Stock into which the notes are initially convertible by the holders and the 5,194,806 shares of Common Stock for which the warrants, excluding accrued interest, are initially exercisable. These provisions are summarized below.

CONVERTIBLE NOTES

         CONVERSION OF CONVERTIBLE NOTES IN LIEU OF CASH PAYMENTS; ADJUSTMENTS. The repayment of the convertible notes could result in the issuance of shares of Common Stock equal to or in excess of 20% of the Company's outstanding Common Stock prior to the private placement and at a price below the greater of the book or market value of the Common Stock. On January 14, 2005, the Company is obligated to pay accrued interest on the principal amount of the then outstanding convertible notes at the prime rate plus 7.25% per annum. Beginning March 1, 2005, and ending March 1, 2007, the Company is obligated to repay the convertible notes in monthly installments of principal in the amount of $833,333.33, plus accrued interest on the principal amount of the then outstanding convertible notes at the prime rate plus 7.25% per annum, assuming the issuance of the additional $5 million of convertible notes. At the Company's option, it may pay its monthly installments in cash or through a partial conversion of the convertible notes into shares of the Company's Common Stock at a conversion rate equal to the lesser of $1.87 (as may be adjusted to prevent dilution), or 93% of the weighted average trading price of the Company's Common Stock on the trading day preceding the conversion, assuming the satisfaction of certain conditions. Among other things, the Company's Common Stock must be trading above $1.00 per share, the Common Stock to be issued must be registered in a currently effective registration statement, and the conversion must not result in the holder converting an amount that exceeds 10% of the trading volume at the time of conversion. If the weighted average trading price remains low, the payment of the monthly installments through partial conversion of the convertible notes could result in the issuance of shares of Common Stock equal to or in excess of 20% of the Company's outstanding Common Stock (calculated as of the date prior to the date the Securities Purchase Agreement was entered into, or August 19, 2004).


Galaxy Energy Corporation Proxy Statement - Page 13

         Certain events may transpire that lower the applicable conversion price under the convertible notes or otherwise give the holders rights to additional shares of Common Stock, which could result in the issuance of shares of Common Stock at a price below the greater of the book or market value of the Common Stock and equal to or in excess of 20% of the Company's outstanding Common Stock (calculated as of the date prior to the date the Securities Purchase Agreement was entered into, or August 19, 2004). Any determination of the number of shares of the Company's Common Stock into which the convertible notes may be converted is subject to adjustment in the event of certain future issuances of securities or derivative securities, stock dividends, stock splits, stock combinations and other similar transactions. Any adjustments that lower the applicable conversion price could result in the issuance of shares of Common Stock at a price below the greater of the book or market value of the Common Stock and equal to or in excess of 20% of the Company's outstanding Common Stock (calculated as of the date prior to the date the Securities Purchase Agreement was entered into, or August 19, 2004). The convertible notes give the holders the right to any additional rights, including those obtained through the consolidation, merger or sale of assets of the Company or a similar transaction, that are granted, issued or sold to the Company's shareholders as if the holders had held the number of shares of Common Stock acquirable upon the complete conversion of the convertible notes at the time such rights become available to the shareholders. The convertible notes also give the holders the right to any dividends or distributions that are made to the Company's shareholders as if the holders had held the number of shares of Common Stock acquirable upon the complete conversion of the convertible notes at the time such rights become available to the shareholders. These additional rights could result in the issuance of shares of Common Stock equal to or in excess of 20% of the Company's total outstanding Common Stock (calculated as of the date prior to the date the Securities Purchase Agreement was entered into, or August 19, 2004).

         CONVERSION OF CONVERTIBLE NOTES AT THE OPTION OF THE HOLDER. The notes are convertible at the option of the holder, in whole or in part, at any time prior to their maturity at the initial conversion price of $1.87. Any determination of the number of shares of the Company's Common Stock into which the convertible notes may be converted is subject, however, to adjustment in the event of certain future issuances of securities or derivative securities, stock dividends, stock splits, stock combinations and other similar transactions. Any adjustments that lower the applicable conversion price could result in the issuance of shares of Common Stock at a price below the greater of the book or market value of the Common Stock and equal to or in excess of 20% of the Company's outstanding Common Stock (calculated as of the date prior to the date the Securities Purchase Agreement was entered into, or August 19, 2004). If the Company does not timely effect a conversion of the convertible notes, it will be subject to cash penalties, additional adjustments to the applicable conversion price, and other penalties described in the convertible notes. Moreover, in such case, the holders of the convertible notes may require the Company to redeem all of the outstanding principal amount of the convertible notes at that time (as discussed below), which could ultimately result in a further adjustment to the applicable conversion price.

         MANDATORY CONVERSION OR REDEMPTION. Starting January 1, 2005 and as measured monthly thereafter, the holders of the convertible notes may elect to have a portion of the principal amount repaid early by the Company, if the Company fails to meet an equity liquidity test or a share availability test. The equity liquidity test means that the product of 20% of the average monthly dollar trading volume during the prior 3 months and the number of months then remaining in the term of the convertible notes must be greater than the outstanding principal balance of and accrued interest on the convertible notes. The share availability test means that the product of (i) the average of the weighted average price for the 10 consecutive trading days immediately preceding the date of determination multiplied by (ii) the number of shares registered for resale and reserved for issuance, less the number of warrant shares then outstanding, must be greater than the outstanding principal balance of and accrued interest on the convertible notes. In the event of a failure of either test, the Company would be required to redeem in cash and/or provide for the early conversion of a sufficient amount of the convertible notes in order to meet that test. Since the conversion rate would be equal to the lesser of $1.87 (as may be adjusted to



Galaxy Energy Corporation Proxy Statement - Page 14 prevent dilution), or 93% of the weighted average trading price of the Company's Common Stock on the trading day preceding the conversion, such conversion could result in the issuance of shares of Common Stock at a price below the greater of the book or market value of the Common Stock and equal to or in excess of 20% of the Company's outstanding Common Stock (calculated as of the date prior to the date the Securities Purchase Agreement was entered into, or August 19, 2004).

         REDEMPTION AND DEFAULT PROVISIONS IN THE CONVERTIBLE NOTES. Certain events, referred to as "Triggering Events," could result in an adjustment that lowers the applicable conversion price and the issuance of shares of Common Stock at a price below the greater of book or market value and equal to or in excess of 20% of the Company's outstanding Common Stock (calculated as of the date prior to the date the Securities Purchase Agreement was entered into, or August 19, 2004). Upon the occurrence of a Triggering Event, the holders of the convertible notes may cause the Company to redeem the convertible notes in cash. Circumstances that are deemed Triggering Events under which the holders may cause the Company to redeem the convertible notes include: the Company's failure to obtain and/or maintain the effectiveness of the registration statement covering the resale of the Common Stock underlying the convertible notes and the warrants, the failure of the Common Stock to be listed on the OTC Bulletin Board or listed on a national securities exchange or on the NASDAQ National Market or the NASDAQ SmallCap Market (if the Common Stock gets listed on a national securities exchange or on the NASDAQ National Market or the NASDAQ SmallCap Market), the suspension from trading of the Company's Common Stock for a period of five consecutive trading days or for more than 10 trading days in any 365-day period, the Company's failure to timely deliver shares of Common Stock upon conversion of the convertible notes or exercise of the warrants, material breaches by the Company under the applicable securities purchase agreement, the convertible notes, the warrants, the registration rights agreement or any other agreement entered into in connection with the transactions contemplated by such agreements, and the Company's failure to make its monthly installments as provided in the convertible notes.

         However, if the Company does not have sufficient cash to effect a redemption as a result of a Triggering Event, the holders are entitled to void their redemption notices and receive a reset of their applicable conversion price to the lesser of the conversion price then in effect, or the lowest weighted average price of the Company's Common Stock during the period beginning on the date on which the notice of redemption is delivered to the Company and ending on the date the holder delivers notice to the Company of its intent to void the redemption notice. This reset to a lower applicable conversion price could result in the issuance of shares of Common Stock at a price below the greater of book or market value and equal to or in excess of 20% of the Company's outstanding Common Stock (calculated as of the date prior to the date the Securities Purchase Agreement was entered into, or August 19, 2004).

         The occurrence of an event of default under the convertible notes could also result in the issuance of shares of Common Stock at a price below the greater of book or market value and equal to or in excess of 20% of the Company's outstanding Common Stock (calculated as of the date prior to the date the Securities Purchase Agreement was entered into, or August 19, 2004). If an event of default occurs, the holders of the convertible notes may declare the convertible notes, including all amounts due thereunder, to be due and payable immediately. Such amount shall bear interest at the rate of 2.0% per month until paid in full. If the Company does not timely pay the amounts due, the holders of the convertible notes may void the acceleration and the conversion price shall be adjusted to the lesser of the conversion price then in effect, or the lowest weighted average price of the Company's Common Stock during the period beginning on the date on which the convertible notes became accelerated and ending on the date on which the holders of the convertible notes notify the Company of their intent to void the acceleration. This reset to a lower applicable conversion price could result in the issuance of shares of Common Stock at a price below the greater of book or market value and equal to or in excess of 20% of the Company's outstanding Common Stock (calculated as of the date prior to the date the Securities Purchase Agreement was entered into, or August 19, 2004), assuming prior shareholder approval. The events of default include any failure


Galaxy Energy Corporation Proxy Statement - Page 15 to pay any principal amount of the convertible notes when due, failure to comply with any material provision of the convertible notes, some payment defaults of the Company's other indebtedness, initiation of bankruptcy proceedings by or against the Company and the Company's failure to timely file any report with the SEC under the Securities Exchange Act of 1934.

WARRANTS

         In connection with the sale of the convertible notes, the Company issued warrants and may issue additional warrants to the purchasers of the convertible notes. The warrants give the holders the right to initially purchase from the Company, for a period of three years, an aggregate of 5,194,806 shares of the Company's Common Stock for $1.54 per share as of the date of issuance. Certain events may transpire that lower the applicable exercise price under the warrants, increase the number of warrants, or otherwise give the holders rights to additional shares of Common Stock, which could result in the issuance of shares of Common Stock at a price below the greater of book or market value and equal to or in excess of 20% of the Company's outstanding Common Stock (calculated as of the date prior to the date the Securities Purchase Agreement was entered into, or August 19, 2004). Both the number of warrants and the exercise price of the warrants are subject to anti-dilution adjustments in the event of certain future issuances of securities or derivative securities, stock dividends, stock splits, stock combinations and any other similar transactions. Any adjustments that increase the number of warrants, result in the issuance of additional warrants, or lower the exercise price could result in the issuance of shares of Common Stock at a price below the greater of book or market value and equal to or in excess of 20% of the Company's outstanding Common Stock (calculated as of the date prior to the date the Securities Purchase Agreement was entered into, or August 19, 2004). The warrants also give the holders the right to any additional rights, including those obtained through the consolidation, merger or sale of assets of the Company or a similar transaction, that are granted, issued or sold to the Company's shareholders as if the holders had held the number of shares of Common Stock acquirable upon the complete exercise of the warrants at the time such rights become available to the shareholders. These additional rights could result in the issuance of shares of Common Stock at a price below the greater of book or market value and equal to or in excess of 20% of the Company's total outstanding Common Stock (calculated as of the date prior to the date the Securities Purchase Agreement was entered into, or August 19, 2004).

POTENTIAL DILUTION AND MARKET CONSEQUENCES

         The issuance of shares of Common Stock pursuant to the convertible notes and warrants could substantially dilute the interests of the Company's other shareholders. The $15 million in convertible notes the Company issued in August 2004 and the additional $5 million of notes issuable upon approval of this proposal are convertible by the holders into Common Stock at any time prior to their maturity in March 2007 at an initial conversion price of $1.87, subject to adjustments in the event of certain future issuances of securities or derivative securities, stock splits, stock dividends, stock combinations and other similar transactions. Moreover, the conversion price of the convertible notes could be lowered, perhaps substantially, in a variety of circumstances, including: the Company's issuance of Common Stock below the convertible notes' conversion price, either directly or in connection with the issuance of most securities that are convertible into, or exercisable for, shares of its Common Stock, the Company's failure to comply with specific registration and listing obligations applicable to the Common Stock into which the convertible notes are convertible, and the Company's breaching other obligations to the holders of the convertible notes.

         Correspondingly, the Company issued to the holders of convertible notes in August 2004 three-year warrants entitling the warrant holders to purchase initially an aggregate of 5,194,806 shares of its Common Stock at an exercise price of $1.54 per share and providing for the issuance of replacement warrants on terms substantially similar to the initial warrants. Both the number of warrants and the


Galaxy Energy Corporation Proxy Statement - Page 16 exercise price are subject to adjustments that could make them further dilutive to the Company's other shareholders. There is no "ceiling" on the number of warrants that may be issuable under certain circumstances under the anti-dilution adjustments in the warrants.

         To the extent the holders convert the convertible notes or exercise the warrants and then sell the shares of the Company's Common Stock they receive upon conversion or exercise, the Company's stock price could decrease due to the additional amount of shares available in the market. The subsequent sales of these shares could encourage short sales by the Company's shareholders and others, which could place further downward pressure on the Company's stock price. Moreover, the note and warrant holders, subject to applicable laws, may hedge their positions in the Company's stock by shorting its stock, which could further adversely affect the stock price. The effect of these activities on the Company's stock price could increase the number of shares required to be issued upon conversion of the convertible notes, in lieu of cash payments on the convertible notes or upon exercise of the warrants.

         Even though no holder may convert any principal amount under its convertible notes or exercise its warrants if upon such conversion or exercise such holder, together with its affiliates, would beneficially own at any time more than 4.99% of the Company's outstanding Common Stock following such conversion or exercise, this restriction does not prevent a holder from selling a substantial number of shares in the market. By periodically selling shares into the market, an individual holder could eventually sell more than 4.99% of the Company's Common Stock while never holding more than 4.99% at any specific time. This process could also result in the issuance of shares of Common Stock at a price below the greater of book or market value and equal to or in excess of 20% of the Company's outstanding Common Stock (calculated as of the date prior to the date the Securities Purchase Agreement was entered into, or August 19, 2004).

WHERE YOU CAN FIND ADDITIONAL INFORMATION

         The terms of the convertible notes and warrants are complex and only briefly summarized in this proxy statement. Shareholders wishing further information concerning the rights, preferences and terms of the convertible notes and warrants are referred to the documents filed as exhibits to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2004.

          PROPOSAL 3 - TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
                     TO INCREASE ITS AUTHORIZED COMMON STOCK

         On August 12, 2004, the Board of Directors of the Company approved, subject to shareholder approval, an amendment to Article IV(a) of the Company's Articles of Incorporation to increase from 100,000,000 to 400,000,000 the number of authorized shares of Common Stock. If the amendment is approved, Article IV(a) of the Company's Articles of Incorporation will be amended to read in its entirety as follows:

         "The aggregate number of shares which the corporation shall have authority to issue is Four Hundred Million (400,000,000) shares of common stock, $.001 par value, and Twenty-five Million (25,000,000) shares of preferred stock, $.001 par value. These preferred shares may be issued in one or more series at the discretion of the Board of Directors."

         The total of the number of outstanding shares and the number of shares issuable upon conversion of the notes and exercise of outstanding options and warrants is approaching 100,000,000, which is the number of shares of Common Stock presently authorized. The proposed amendment would increase the


Galaxy Energy Corporation Proxy Statement - Page 17 number of authorized shares to 400,000,000 to accommodate the anticipated future growth of the Company.

         As of the date of this proxy statement, 58,817,509 shares of Common Stock were issued and outstanding, 3,500,000 shares were reserved for issuance pursuant to outstanding options granted under the Stock Option Plan, 7,195,584 shares were reserved for issuance pursuant to outstanding warrants, and 30,000,000 shares were reserved for issuance pursuant to the conversion of the convertible notes and exercise of the warrants described in Proposal 2 above. Accordingly, only 486,907 shares of Common Stock are available for future issuance.

         The Board of Directors anticipates that the Company may issue additional shares to acquire oil and gas property interests and/or complementary businesses in the oil and gas industry. The Company may also issue additional shares to fund acquisitions of property interests, businesses, and/or drilling operations. Should the Company grow in size and increase its level of activity, it will need to hire additional personnel. To attract qualified employees, the Company will need to issue stock options to provide incentive compensation. The Company proposes to increase from 3,500,000 to 6,500,000 the aggregate number of shares of Common Stock authorized for issuance under the Stock Option Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.


                     SHAREHOLDER PROPOSALS AND OTHER MATTERS

         If a shareholder intends to present a proposal for action at the Company's 2005 annual meeting and wishes to have such proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Company by December 31, 2004. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

         For any proposal that is not submitted for inclusion in next year's proxy statement but is instead sought to be presented directly at next year's annual meeting, Securities and Exchange Commission rules permit management of the Company to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on March 14, 2005 and advises shareholders in next year's proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company does not receive notice of the proposal prior to the close of business on March 11, 2005.

         The cost of solicitation of proxies will be borne by the Company. Solicitation may be made by mail, personal interview, telephone and/or telegraph by officers and regular employees of the Company, who will receive no additional compensation therefor. To aid in the solicitation of proxies, the Company may employ the firm of _________________, a proxy solicitation firm in _________, _________, to solicit proxies from brokers, banks, nominees, institutional holders and individual holders for use at the meeting at a fee of approximately $________ plus out-of-pocket expenses. The Company will bear the reasonable expenses incurred by banks, brokerage firms and custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.



Galaxy Energy Corporation Proxy Statement - Page 18

         The Company will provide, by first class mail or other equally prompt means, a copy of the information that is incorporated by reference in the proxy statement, without charge, to each person to whom a proxy statement is delivered upon written or oral request within one day of receipt of such request. Requests for such information may be directed to Galaxy Energy Corporation, Attention:
Corporate Secretary, 1331 - 17th Street, Suite 730, Denver, Colorado 80202, telephone (303) 293-2300.

                                 GALAXY ENERGY CORPORATION


                                 Marc E. Bruner
                                 President and Chief Executive Officer

Denver, Colorado
September __, 2004





















Galaxy Energy Corporation Proxy Statement - Page 19

                                      PROXY
                            GALAXY ENERGY CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Marc E. Bruner and Cecil Gritz, and either of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.001 par value per share ("Common Stock"), of GALAXY ENERGY CORPORATION, standing in the name of the undersigned at the close of business on September 21, 2004, at the special meeting of shareholders to be held on October 21, 2004, at Denver, Colorado, and at any adjournment thereof and especially to vote on the items of business specified herein, as more fully described in the notice of the meeting dated September __, 2004, and the proxy statement accompanying the same, the receipt of which is hereby acknowledged.

         This proxy when duly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO AMEND THE COMPANY'S STOCK OPTION PLAN, FOR THE PROPOSAL TO APPROVE ISSUANCE OF SHARES OF COMMON STOCK TO THE EXTENT SUCH ISSUANCE WOULD REQUIRE APPROVAL UNDER AMERICAN STOCK EXCHANGE RULES, AND FOR THE AMENDMENT OF THE ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE ITS NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

       PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.  [X]

1. PROPOSAL TO AMEND STOCK OPTION PLAN. The undersigned hereby votes in response to the proposal to amend the Company's Stock Option Plan to increase from 3,500,000 to 6,500,000 the aggregate number of shares of Common Stock authorized for issuance under the Plan.

             FOR  [ ]          AGAINST  [ ]          ABSTAIN  [ ]

2. PROPOSAL TO APPROVE ISSUANCE OF SHARES OF COMMON STOCK, TO THE EXTENT ISSUANCE WOULD REQUIRE APPROVAL UNDER AMERICAN STOCK EXCHANGE RULES. The undersigned hereby votes in response to the proposal to approve the issuance of shares of Common Stock upon conversion of the Company's outstanding convertible notes, in lieu of cash payments on the convertible notes, and upon the exercise of the Company's outstanding warrants, to the extent that such issuance would require shareholder approval under the rules of the American Stock Exchange.

             FOR  [ ]          AGAINST  [ ]          ABSTAIN  [ ]

3. PROPOSAL TO AMEND ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE ITS AUTHORIZED COMMON STOCK. The undersigned hereby votes in response to the proposal to amend the Articles of Incorporation of the Company to increase from 100,000,000 to 400,000,000 the number of authorized shares of Common Stock.

             FOR  [ ]          AGAINST  [ ]          ABSTAIN  [ ]

4. In their discretion, the undersigned hereby authorizes the proxies to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

             FOR  [ ]          AGAINST  [ ]          ABSTAIN  [ ]

AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

         The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all action that said proxies, their substitutes, or any of them, might lawfully take in accordance with the terms hereof.

Signature 1 - Please keep        Signature 2 - Please keep
Signature within the box         Signature within the box      Date (mm/dd/yyyy)


[                          ]     [                          ]  [   /   /       ]
 --------------------------       --------------------------    --- --- -------

NOTE: This proxy should be signed exactly as name appears hereon. Joint owners should both sign. If signed as attorney, executor, guardian, or in some other representative capacity, or as an officer of a corporation, please indicate full title or capacity. Please complete, date and return it in the enclosed envelope, which requires no postage if mailed in the United States.